SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 9, 2013

Century Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Mystic Avenue Medford, MA		02155
(Address of principal executive offices)		(Zip Code)

(781) 391-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2013 Stephen R. Delinsky was elected to the Century Bancorp Inc. (the “Company”) Board of Directors and the Century Bank and Trust Company Board of Directors.

Mr. Delinsky is 68 years old. Mr. Delinsky recently joined the law firm of Clark, Hunt, Ahearn & Embry located in Cambridge, Massachusetts. Mr. Delinsky was a Member of the Boston office of Eckert Seamans Cherin & Mellott, LLC, a law firm headquartered in Pittsburg, Pennsylvania from 1990 to May 2013. He was also Chairman of the Litigation Department, Chairman of the Board of Directors, and Member-In-Charge of the Boston office during this time period. Mr. Delinsky’s experience and expertise in the legal aspects of business, which is relevant to customer relationships of the Company, qualifies him to serve as director of the Company.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.

/s/ William P. Hornby
William P. Hornby
Chief Financial Officer and Treasurer

Dated: July 11, 2013